Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

ITERIS, INC.

(the “Corporation”)

ARTICLE I

Meetings of Stockholders; Stockholders’
Consent in Lieu of Meeting

SECTION 1.01  Annual Meeting.  The annual meeting of the stockholders shall be held at such place, date and hour as shall be fixed by the board of directors of the Corporation (the “Board of Directors”) and designated in the notice or waiver of notice thereof; except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware to be taken at a stockholders’ annual meeting are taken by written consent in lieu of a meeting pursuant to Section 1.05 of these Bylaws.

SECTION 1.02  Special Meetings.  A special meeting of the stockholders for any purpose or purposes may be called by the Board of Directors, the Chairperson of the Board of Directors (the “Chairperson”), if any, the President of the Corporation (the “President”) or the Secretary of the Corporation (the “Secretary”) or stockholders owning at least a majority of the shares of common stock, par value $0.01 per share, of the Corporation (“Common Stock”) issued and outstanding and entitled to vote, such meeting to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.

SECTION 1.03  Place of Meetings.  Meetings of the stockholders may be held at such place or places within or without the State of Delaware as the Board of Directors, the President, the Secretary or the stockholders requesting the meeting may specify in the notice or waiver of notice thereof.

SECTION 1.04  Notice of Meetings; Waiver of Notice.  Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (i) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (ii) no notice of an adjourned meeting need be given except when required under Section 1.06 of these Bylaws or by law.  Each notice of a meeting shall be given, personally or by mail, not less than 10 nor more than 60 days before the meeting and shall state the place, if any, date and time of the meeting, the means of remote communications, if any, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  If mailed, notice shall be considered given when mailed to a stockholder at such stockholder’s address on the Corporation’s records.  The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by such stockholder.

SECTION 1.05  Stockholders’ Consent in Lieu of Meeting.  Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed or electronically transmitted by the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Common Stock entitled to vote thereon were present and voted.  All such consents shall be filed with the Secretary.  Prompt notice of the taking of any such action without a meeting by less than unanimous consent shall be given, to the extent required by applicable law, to those stockholders who did not consent in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of such meeting.

SECTION 1.06  Quorum and Adjournment.  Except as otherwise provided by law, by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or by these Bylaws, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock, entitled to vote thereat, shall constitute a quorum for the transaction of business at all meetings of stockholders.  If, however, such a quorum shall not be present in person or represented by proxy at any meeting of stockholders, a majority of the issued and outstanding shares of Common Stock present in person or represented by proxy or, if no stockholders are present, any officer of the Corporation entitled to preside at or to act as secretary of the meeting, shall have the power to adjourn the meeting.  At any adjourned meeting at which a quorum is present, any action may be taken which might have been taken at the meeting as originally called.  No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 1.04 of these Bylaws.

SECTION 1.07  Voting; Proxies.  Each stockholder of record shall be entitled to one vote for every share of Common Stock registered in such stockholder’s name.  When a quorum is present at any meeting of stockholders, the affirmative vote of the majority of the issued and outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall constitute the act of the stockholders, unless by express provision of law, the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  Every proxy must be signed by the stockholder or such stockholder’s attorney-in-fact.  Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed before being voted.  Each stockholder shall be entitled to vote each share of Common Stock having voting power registered in such stockholder’s name on the books of the Corporation on the record date fixed, as provided in Section 5.07 of these Bylaws, for the determination of stockholders entitled to vote at such meeting.  No election of directors need be by written ballot.

SECTION 1.08  List of Stockholders.  Not less than 10 days prior to the date of any meeting of stockholders, the Secretary shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in such stockholder’s name.  For a period of not less than 10 days prior to the meeting, the list shall be available for inspection by any stockholder for any purpose germane to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) at the Corporation’s principal place of business during ordinary business hours.  If the meeting is held at a place, then the list shall also be available for inspection by stockholders at the time and place of the meeting.  If the meeting is to be held solely by means of remote communication, then the list shall also be available for inspection by stockholders during the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

ARTICLE II

Board of Directors

SECTION 2.01  General Powers.  The management of the affairs of the Corporation shall be vested in the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2.02  Number and Term of Office.  The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a vote of a majority of the whole Board of Directors; provided that the Board of Directors shall consist of at least one director.  The term “whole Board of Directors” is used herein to refer to the total number of directors that the Corporation would have if there were no vacancies.  Directors need not be stockholders.  Each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death or resignation or removal in the manner hereinafter provided.

SECTION 2.03  Resignation, Removal and Vacancies.  Any director may resign t any time by giving written notice of his or her resignation to the Board of Directors, the Chairperson, if any, the President or the Secretary.  Such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any director or the whole Board of Directors may be removed, with or without cause, at any time by the holders of a majority of the shares of Common Stock then entitled to vote at an election of directors or by written consent of the stockholders pursuant to Section 1.05 of these Bylaws.

Any vacancies in the Board of Directors, including vacancies resulting from any increase in the authorized number of directors, may be filled by either (i) a majority vote or consent of the directors then in office, although less than a quorum, or by a sole remaining director or (ii) the stockholders of the Corporation.

SECTION 2.04  Meetings.  (a)  Annual and Regular Meetings.  As soon as practicable after each annual meeting of stockholders, the Board of Directors shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 2.05 of these Bylaws.  Regular meetings of the Board of Directors may be held without notice at such times, dates and places as the Board of Directors determines.  If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

(b)          Special Meetings.  Special meetings of the Board of Directors shall be held at such times and places as the Board of Directors, the Chairperson, if any, or the President shall from time to time determine.

(c)          Notice of Meetings.  The Secretary shall give notice to each director of each special meeting, including the time, place and purpose of such meeting.  Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least two business days before the day on which such meeting is to be held, or shall be sent to him or her at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally, by electronic mail or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting.  A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.  Neither the business to be transacted at, nor the purpose of, any meeting of directors need be specified in any waiver of notice.  Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

(d)          Place of Meetings.  The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

(e)          Quorum and Manner of Acting.  One third of the total number of directors then in office (or the sole director if there is not more than one director then in office) shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors (or the sole director if there is not more than one director then in office) present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board of Directors, except as otherwise expressly required by law or these Bylaws.  In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f)          Organization.  At each meeting of the Board of Directors, one of the following shall act as chairperson of the meeting and preside, in the following order of precedence:

(i)          the Chairperson (if any);

(ii)         the President (if the President shall be a member of the Board of Directors at such time); or

(iii)        any director chosen by a majority of the directors present.

The Secretary or, in the case of his or her absence, any person (who shall be an Assistant Secretary of the Corporation, if an Assistant Secretary of the Corporation is present) whom the Chairperson, if any, shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 2.05  Directors’ Consent in Lieu of Meeting.  Action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writings or electronic transmissions are filed with the minutes or the proceedings of the Board of Directors or committee.

SECTION 2.06  Action by Means of Conference Telephone or Similar Communications Equipment.  Any one or more members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE III

Committees of the Board

SECTION 3.01  Executive Committee.  The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate an Executive Committee of one or more directors that shall have all the powers and authority of the Board of Directors, except as otherwise provided in the resolution, Section 141(c) of the General Corporation Law of the State of Delaware or any other applicable law.  The members of the Executive Committee shall serve at the pleasure of the Board of Directors.  All actions of the Executive Committee shall be reported to the Board of Directors at its next meeting.

SECTION 3.02  Other Committees.  The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more other committees of one or more directors, which shall serve at the pleasure of the Board of Directors and have such powers and duties as the Board of Directors determines.

SECTION 3.03  Rules Applicable to Committees.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member.  All action of a committee shall be reported to the Board of Directors at its next meeting.  Each committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board of Directors.

ARTICLE IV

Officers

SECTION 4.01  Executive Officers.  The executive officers of the Corporation shall be a President, a Secretary and a Treasurer and may include a Chairperson of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries or Assistant Treasurers and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate.  Any two or more offices may be held by the same person.

SECTION 4.02  Authority and Duties.  All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by the Board of Directors.

SECTION 4.03  Term of Office, Resignation and Removal.  All officers shall be elected or appointed by the Board of Directors and shall hold office until his or her successor has been elected or appointed and qualified or his or her earlier death or resignation or removal in the manner hereinafter provided.  The Chairperson, if any, shall be elected or appointed from among the members of the Board of Directors.  The Board of Directors may require any officer to give security for the faithful performance of his or her duties.

Any officer may resign at any time by giving written notice to the President or the Secretary, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board of Directors.  Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

All officers and agents elected or appointed by the Board of Directors shall be subject to removal at any time by the Board of Directors with or without cause.

SECTION 4.04  Vacancies.  If an office becomes vacant for any reason, the Board of Directors shall fill such vacancy.  Any officer so appointed or elected by the Board of Directors shall serve only until such time as the unexpired term of his or her predecessor shall have expired unless reelected or reappointed by the Board of Directors.

SECTION 4.05  Chairperson of the Board of Directors.  If there shall be a Chairperson of the Board of Directors, he or she shall preside at meetings of the Board of Directors and of the stockholders at which he or she is present, and shall give counsel and advice to the Board of Directors and the officers of the Corporation on all subjects touching the welfare of the Corporation and the conduct of its business.  He or she shall perform such other duties as the Board of Directors may from time to time determine.

SECTION 4.06  President.  The President shall be the Chief Executive Officer of the Corporation and, unless the Chairperson, if any, is present or the Board of Directors has provided otherwise by resolution, he or she shall preside at all meetings of the Board of Directors and the stockholders at which he or she is present except, in the case of a meeting of the Board of Directors, if the President is not a member of the Board of Directors at such time.  He or she shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board of Directors and the Executive Committee, if any, and shall see that all orders and resolutions of the Board of Directors and the Executive Committee, if any, are carried into effect.

SECTION 4.07  Vice Presidents.  The Vice President of the Corporation, if any, or if there be more than one, the Vice Presidents in the order of their seniority or in any other order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board of Directors or the President shall prescribe.

SECTION 4.08  Secretary.  The Secretary shall, to the extent practicable, attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.  He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he or she shall perform such duties.  He or she shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer.  He or she shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board of Directors may direct and shall perform all other duties as from time to time may be assigned to him or her by the Chairperson, if any, the President or the Board of Directors.

SECTION 4.09  Assistant Secretaries.  The Assistant Secretary of the Corporation, if any, or if there be more than one, the Assistant Secretaries in order of their seniority or in any other order determined by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the Secretary shall prescribe.

SECTION 4.10  Treasurer.  The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects to the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

SECTION 4.11  Assistant Treasurers.  The Assistant Treasurer of the Corporation, if any, or if there be more than one, the Assistant Treasurers in the order of their seniority or in any other order determined by the Board of Directors, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors or the Treasurer shall prescribe.

ARTICLE V

Shares

SECTION 5.01  Certificates for Shares.  Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares owned by him or her in the Corporation, which shall otherwise be in such form as shall be prescribed by the Board of Directors; provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Certificates of each class shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by, or in the name of the Corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.

SECTION 5.02  Record.  A record (herein called the “stock record”) in one or more counterparts shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancelation, the date of cancelation.  Except as otherwise expressly required by law, the person, firm or corporation in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 5.03  Transfers.  Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of such registered holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

SECTION 5.04  Addresses of Stockholders.  Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to designate such address, corporate notices may be served upon such stockholder by mail directed to such stockholder at such stockholder’s post office address, if any, as the same appears on the share record books of the Corporation or at such stockholder’s last known post office address.

SECTION 5.05  Lost, Destroyed and Mutilated Certificates.  The Board of Directors or a committee designated thereby with power so to act may, in its discretion, cause to be issued a new certificate or certificates for stock of the Corporation in place of any certificate issued by it and reported to have been lost, destroyed or mutilated, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board of Directors or such committee may, in its discretion, require the owner of the lost or destroyed certificate or such owner’s legal representative to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

SECTION 5.06  Regulations.  The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

SECTION 5.07  Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.  A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VI

Contracts, Checks, Drafts, Bank Accounts, etc.

SECTION 6.01  Execution of Documents.  The Board of Directors shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation; and, unless so designated or expressly authorized by these Bylaws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

SECTION 6.02  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or Treasurer or any other officer of the Corporation to whom power in this respect shall have been given by the Board of Directors shall select.

SECTION 6.03  Proxies in Respect of Stock or Other Securities of Other  Corporations.  The Board of Directors shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

ARTICLE VII

Fiscal Year

The fiscal year of the Corporation shall end on the 31st day of December in each year unless changed by resolution of the Board of Directors.

ARTICLE VIII

Indemnification

SECTION 8.01  Directors and Officers.  The Corporation shall indemnify its directors and officers to the fullest extent not prohibited by the General Corporation Law of the State of Delaware or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the General Corporation Law of the State of Delaware or any other applicable law or (iv) such indemnification is required to be made under Section 8.04 of these Bylaws.

SECTION 8.02  Employees and Other Agents.  The Corporation shall have power to indemnify its employees and other agents as set forth in the General Corporation Law of the State of Delaware or any other applicable law.  The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.

SECTION 8.03  Expenses.  The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding, provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article VIII or otherwise.  Notwithstanding the foregoing, unless otherwise determined pursuant to Section 8.05 of these Bylaws, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

SECTION 8.04  Enforcement.  Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer.  Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part or (ii) no disposition of such claim is made within 90 days of request therefor.  The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim.  In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the General Corporation Law of the State of Delaware or any other applicable law for the Corporation to indemnify the claimant for the amount claimed.  In connection with any claim by an officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise as a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware or any other applicable law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.  In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

SECTION 8.05  Non-Exclusivity of Rights.  The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.  The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the General Corporation Law of the State of Delaware or any other applicable law.

SECTION 8.06  Survival of Rights.  The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 8.07  Insurance.  To the fullest extent permitted by the General Corporation Law of the State of Delaware, or any other applicable law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

SECTION 8.08  Amendments.  Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

SECTION 8.09  Saving Clause.  If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.  If this Article VIII shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and officer to the full extent under applicable law.

SECTION 8.10  Certain Definitions.  For the purposes of this Bylaw, the following definitions shall apply:

(a)          The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b)         The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(c)        The term the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(d)        References to a “director”, “executive officer”, “officer”, “employee” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e)          References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Bylaw.

ARTICLE IX

Dividends

The Board of Directors, subject to any restrictions contained in the General Corporation Law of the State of Delaware or the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock.  Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

ARTICLE X

Waiver of Notice

Whenever any notice is required to be given by these Bylaws or the Certificate of Incorporation or the General Corporation Law of the State of Delaware, the person entitled thereto may, in person or by attorney thereunto authorized, in writing or by telegraph, cable or other form of recorded communication, waive such notice, whether before or after the meeting or other matter in respect of which such notice is given, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

ARTICLE XI

Amendments

Any Bylaw (including these Bylaws) may be adopted, amended or repealed by the stockholders or by the Board of Directors in any manner not inconsistent with the General Corporation Law of the State of Delaware or the Certificate of Incorporation.